UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2013 (July 30, 2013)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973-496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, our Board of Directors (the “Board”) voted to increase the size of the Board from nine directors to ten directors, pursuant to the Company’s Amended and Restated By-Laws, and elected Mr. Jeffrey H. Fox as a director of the Company to fill the vacancy created by such increase, effective immediately. Mr. Fox has not been, and is not currently expected to be, named to any of the committees of the Board.

Mr. Fox will stand for re-election by shareholders at our 2014 Annual Meeting. In accordance with compensation provided to all of our non-employee directors, Mr. Fox will receive an annual retainer fee of $180,000. Such amount will be paid 50% in cash and 50% in common stock. Directors may elect to receive more than 50% of their compensation in equity and may defer both the cash and stock portion of their compensation under the Company’s deferred compensation plan applicable to non-employee directors.

Item 7.01	Regulation FD Disclosure.

Our press release announcing Mr. Fox’s appointment described in Item 5.02 above is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press Release dated July 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: July 30, 2013

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated July 30, 2013 (July 30, 2013)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 30, 2013.